EXHIBIT 4.3

Warrant Number _______________

ANTRIABIO, INC.
(A Delaware Corporation)

WARRANT TO PURCHASE SHARES OF COMMON STOCK ATTACHED TO 8% CONVERTIBLE UNSECURED NOTES

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS CERTIFIES THAT, for value received, as of the date (the “Date of Issue”) of the Optional Conversion of the 8% Convertible Unsecured Notes (the “Notes”), _____________ (the “Holder”), is entitled to purchase, subject to the conditions set forth below, at any time during the Exercise Period (as defined in Section 1.2 below), up to __________ shares (“Shares”) of fully paid and non-assessable common stock, $0.01 par value (“Common Stock”), of ANTRIABIO, INC., a Delaware Corporation (the “Company”), at the per share purchase price (the “Warrant Price”) set forth in Section 1.1, subject to the further provisions of this Warrant.

This Warrant is one of a series of similar Warrants (collectively, the “Warrants”) issued by the Company and delivered to Holder upon the Optional Conversion of the Notes (as defined in the Notes).  For purposes hereof, the term “Holders” means (as the context requires) more than one of the holders of the Warrants or all the holders of the Warrants collectively, and the term “Majority in Interest of the Holders” means one or more Holders holding Warrants exercisable into greater than 50% of the aggregate Shares exercisable under the Warrants then outstanding.

1.	EXERCISE OF WARRANT

The terms and conditions upon which this Warrant may be exercised, and the Common Stock covered hereby may be purchased, are as follows:

1.1           The Warrant Price. The exercise price for the Warrants shall be 150% of the effective per share price of Common Stock issued as a result of the Optional Conversion of Notes, if exercised during the Exercise Period, subject to adjustment as provided in Section 4 below.

1.2           Method of Exercise.  The Holder of this Warrant may, prior to five years from the Date of Issue, unless extended by the Company in its sole discretion (the “Exercise Period”), exercise in whole or in part the purchase rights evidenced by this Warrant.  Such exercise shall be effected by:

(a)           the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices; and

(b)           the payment to the Company, by certified check or bank draft payable to its order, of an amount equal to the aggregate Warrant Price for the number of Shares for which the purchase rights hereunder are being exercised;

1.3           Satisfaction with Requirements of Securities Act of 1933.  Notwithstanding the provisions of Section 1.1 and Section 7, exercise of this Warrant is contingent upon the Company’s satisfaction that the issuance of Common Stock upon the exercise is exempt from the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and all applicable state securities laws.  The Holder of this Warrant agrees to execute any and all documents deemed necessary by the Company to affect the exercise of this Warrant, including an instrument executed by the Holder certifying that the Shares are being acquired for the sole account of the Holder and not with a view to any resale or distribution.

1.4           Issuance of Shares.  In the event the purchase rights evidenced by this Warrant are exercised in whole or in part, one or more certificates for the purchased Shares shall be issued as soon as practicable thereafter to the Holder.  In the event of a partial exercise, the Holder will not have the right to purchase any additional Shares pursuant to this Warrant.

2.             TRANSFERS

This Warrant and all rights hereunder are not transferable by the Holder except upon the distribution, dissolution or liquidation of the Holder, in which case the rights of the Holder hereunder shall pass pursuant to the Company’s applicable governing documents (e.g., its articles of organization) and applicable law.

3.             FRACTIONAL SHARES

Notwithstanding that the number of Shares purchasable upon the exercise of this Warrant may have been adjusted pursuant to the terms hereof, the Company shall nonetheless not be required to issue fractions of Shares upon exercise of this Warrant or to distribute certificates that evidence fractional shares nor shall the Company be required to make any cash payments in lieu thereof upon exercise of this Warrant.  Holder hereby waives any right to receive fractional Shares.

4.             ANTIDILUTION PROVISIONS

4.1           Stock Splits and Combinations.  If the Company shall at any time subdivide or combine its outstanding shares of Common Stock, this Warrant shall, after that subdivision or combination, evidence the right to purchase the number of shares of Common Stock that would have been issuable as a result of that change with respect to the shares of Common Stock which were purchasable under this Warrant immediately before that subdivision or combination.  If the Company shall at any time subdivide the outstanding shares of Common Stock, the Warrant Price then in effect immediately before that subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Common Stock, the Warrant Price then in effect immediately before that combination shall be proportionately increased.  Any adjustment under this section shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.2           Reclassification, Exchange And Substitution.  If the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Holder of this Warrant shall, on its exercise, be entitled to purchase for the same aggregate consideration, in lieu of the Common Stock that the Holder would have become entitled to purchase but for such change, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to purchase by the Holder on exercise of this Warrant immediately before that change.

4.3           Reorganizations, Mergers, Consolidations Or Sale Of Assets.  If at any time there shall be a capital reorganization of the Company’s Common Stock (other than a combination, reclassification, exchange, or subdivision of shares provided for elsewhere above) or merger or consolidation of the Company with or into another entity, or the sale of the Company’s properties and assets as, or substantially as, an entirety to any other person or entity, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Warrant Price then in effect, the number of shares of Common Stock or other securities or property of the Company, or of the successor entity resulting from such merger or consolidation, to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled in such capital reorganization, merger, or consolidation or sale if this Warrant had been exercised immediately before that capital reorganization, merger, consolidation, or sale.  In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the reorganization, merger, consolidation, or sale to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and number of Shares purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.  The Company shall, within thirty (30) days after making such adjustment, give written notice (by first class mail, postage prepaid) to the Holder of this Warrant at the address of the Holder shown on the Company’s books.  That notice shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated, and specify the Warrant Price then in effect after the adjustment and the increased or decreased number of Shares purchasable upon exercise of this Warrant.  When appropriate, that notice may be given in advance and include as part of the notice required under other provisions of this Warrant.

4.4           Reservation of Stock Issuable Upon Exercise.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the exercise of this Warrant such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, in addition to such other remedies as shall be available to the Holder of this Warrant, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but un-issued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

5.             RIGHTS PRIOR TO EXERCISE OF WARRANT

This Warrant does not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to receive dividends or other distributions, to exercise any preemptive rights, to vote, or to consent or to receive notice as a stockholder of the Company.  If, however, at any time prior to the termination of this Warrant and prior to its exercise, any of the following events shall occur:

(a)           the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a regular cash dividend) to the Holders of its shares of Common Stock; or

(b)           the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any thereof; or

(c)           a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets and business as an entirety) shall be proposed and action by the Company with respect thereto has been approved by the Company’s Board of Directors;

then in any one or more of said events the Company shall give notice in writing of such event to the Holder at the last address of the Holder as it shall appear on the Company’s records at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividends, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up.  Such notice shall specify such record date or the date of closing the transfer books, as the case may be.  Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.  Each person in whose name any certificate for shares of Common Stock is to be issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which this instrument was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such stock certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares of Common Stock at the close of business on the next succeeding date on which the stock transfer books are open.

6.     SUCCESSORS AND ASSIGNS

The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and permitted assigns.

7.              RESTRICTED SECURITIES

 The Holder acknowledges that this Warrant is, and each of the shares of Common Stock issuable upon the due exercise hereof will be, a restricted security, that he understands the provisions of Rule 144 of the Securities and Exchange Commission, and that the certificate or certificates evidencing such shares of Common Stock will bear a legend substantially similar to the following:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state.  They may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement covering these securities under the said Act or laws, or an opinion of counsel satisfactory to the Company and its counsel that registration is not required thereunder.”

8.             LOSS OR MUTILATION

Upon receipt by the Company of satisfactory evidence of the ownership of and the loss, theft, destruction, or mutilation of any Warrant, and (i) in the case of loss, theft, or destruction, upon receipt by the Company of indemnity satisfactory to it, or (ii) in the case of mutilation, upon receipt of such Warrant and upon surrender and cancellation of such Warrant, the Company shall execute and deliver in lieu thereof a new Warrant representing the right to purchase an equal number of shares of Common Stock.

The Holder also acknowledges that each of the Shares issuable upon the due exercise hereof will be subject to any transfer restrictions in the Company’s Articles of Incorporation, including a right of first refusal to the Company, and the certificate or certificates evidencing the Shares will bear a legend to this effect.

9.             NOTICES

All notices, requests, demands and other communications under this Warrant shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the date of actual receipt of registered or certified mail, postage prepaid, return receipt requested, and properly addressed as follows:  if to the Holder, at his address as shown in the Company records; and if to the Company, at its principal office, to the attention of the Chief Executive Officer.  Any party may change its address for purposes of this section by giving the other party written notice of the new address in the manner set forth above.

10.    TERMINATION DATE

This Warrant shall terminate upon the sooner of (a) five years from the Date of Issue; or (b) the exercise of all or any portion of this Warrant pursuant to the terms of Section 1 hereof.

11.           AMENDMENT AND WAIVER

Any term of this Warrant may be amended or waived with the written consent signed by the Company and a Majority in Interest of the Holders.

12.           GOVERNING LAW

This Warrant and any dispute, disagreement or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Colorado without regard to conflicts of law.

DATED:   _______________________.

ANTRIABIO, INC.

By:  /s/ Nevan Elam

Name and Address of
Warrant Holder:

_______________________

_______________________

_______________________

SUBSCRIPTION

ANTRIABIO, INC.
999, 18th St.
Suite 3000
Denver, CO 80202

Gentlemen:

The undersigned, ______________, hereby elects to purchase, pursuant to the provisions of the foregoing Warrant held by the undersigned, _____ shares of the Common Stock (“Common Stock”) of AntriaBio, Inc.

Payment of the purchase price of __________ per Share required under such Warrant accompanies this subscription.

The undersigned hereby represents and warrants that the undersigned is acquiring such Common Stock for the account of the undersigned and not for resale or with a view to distribution of such Common Stock or any part hereof; that the undersigned is fully aware of the transfer restrictions affecting restricted securities under the pertinent securities laws and the undersigned understands that the shares purchased hereby are restricted securities and that the certificate or certificates evidencing the same will bear a legend to that effect.

DATED:  __________________, _____.

Signature:   ________________________

Address:    _________________________

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